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                                                                   Exhibit 10.26


                       STOCK APPRECIATION RIGHT AGREEMENT


         THIS AGREEMENT dated as of May 17, 1996, is made by and between Howmet Corporation, a Delaware corporation (the "Company"), and Mark Lasker (the "Executive"):

         WHEREAS, Executive is a key management employee of the Company or one of the Company's Subsidiaries,

         WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company, and the shareholders of the Company to grant the Stock Appreciation Rights provided for herein to the Executive as an inducement to remain in the service of the Company, its Parent Corporation or its Subsidiaries and as an incentive for increased efforts during such service;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         The following terms shall have the meanings specified below. Other capitalized terms are defined elsewhere in this Agreement and shall have the meanings there specified.

Section 1.1 - Acceleration Event

         "Acceleration Event" shall mean one of the following events occurring prior to March 31, 2001: (i) a Merger, (ii) a Sale, (iii) the acquisition by an unaffiliated entity or person, of more than fifty percent (50%) of Blade Common Stock then outstanding or of Company Common Stock then outstanding, (iv) the liquidation, dissolution or winding up of the Company or Blade (other than in a restructuring transaction which results in the continuation of the Company's (or Blade's) business by an affiliated entity), (v) exercise of the Thiokol Option and the transfer pursuant thereto of Blade Common Stock owned by Carlyle-Blade Acquisition Partners, L.P. to Thiokol Holding Company, (vi) disposition by Carlyle-Blade and its Affiliates (including, without limitation, in a series of transactions) of the entirety of their interest in Blade Common Stock, or (vii) a public offering of more than fifty percent (50%) of Blade Common Stock or Company Common Stock then outstanding pursuant to a registration statement (other than pursuant to Form S-8) filed under the Securities Act of 1933.


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Section 1.2 - Affiliate

         "Affiliate" with respect to any entity, shall mean a person or entity directly or indirectly controlling, controlled by, or under common control with, such entity, where "control" has the meaning given such term under Rule 405 of the Securities Act of 1933.

Section 1.3 - Appreciated Value

         "Appreciated Value" per Stock Appreciation Right shall mean (i) one two-hundredth (1/200th) of the Fair Market Value per share of Blade Common Stock as of the applicable Valuation Date minus (ii) the Base Value of the Stock Appreciation Right, but not less than zero.

Section 1.4 - Base Value

         "Base Value" shall mean One Hundred Dollars ($100) (subject to adjustment pursuant to the provisions set forth in Section 2.4).

Section 1.5 - Blade

         "Blade" shall mean Blade Acquisition Corp., a Delaware corporation.

Section 1.6 - Blade Common Stock

         "Blade Common Stock" shall mean the common stock, par value $0.01 per share, of Blade.

Section 1.7 - Board

         "Board" shall mean the Board of Directors of the Company.

Section 1.8 - Cash Flow

         "Cash Flow" shall mean, for any period, the difference between the level of Net Debt as of the day prior to the first day of such period and the level of Net Debt as of the last day of such period, without giving effect to any changes in Net Debt resulting from extraordinary transactions, including the sale or acquisition of assets or inventory not in the ordinary course of business, and without giving effect to any changes in Net Debt resulting from any payment pursuant to purchase price adjustment under the Stock Purchase Agreement dated as of October 12, 1995 among Pechiney, Pechiney International, S.A. and Blade. "Net Debt" shall equal the difference between "Consolidated Total Indebtedness" and the total cash balance reported as a current asset on the Company's balance sheet. "Consolidated Total Indebtedness" shall include outstanding balances, including current portions, of all long-term indebtedness of the Company, its Parent Corporations and its Subsidiaries including off-

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balance sheet financings, including, but not limited to, balances due to third parties through accounts receivables securitization agreements.

Section 1.9 - Code

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.10 - Company Common Stock

         "Company Common Stock" shall mean the common stock par value $0.01 per share, of the Company.

Section 1.11 - Cumulative Cash Flow

         "Cumulative Cash Flow" shall mean, with respect to a determination of the vesting of any portion of the Stock Appreciation Rights pursuant to the "deferred vesting" provisions of Section 3.1(c), the sum of Cash Flow for each fiscal year within the period (i) commencing on the first day of the fiscal year preceding the fiscal year in which falls the Vesting Date on which the applicable portion of the Stock Appreciation Rights failed to vest pursuant to the "performance related vesting" provisions of Section 3.1(b) and (ii) ending on the last day of the fiscal year preceding the fiscal year in which falls the applicable Deferred Vesting Date.

Section 1.12 - Cumulative Target Cash Flow

         "Cumulative Target Cash Flow" shall mean, with respect to a determination of the vesting of any portion of the Stock Appreciation Rights pursuant to the "deferred vesting" provisions of Section 3.1(c), the sum of Target Cash Flow for each fiscal year within the period (i) commencing on the first day of the fiscal year preceding the fiscal year in which falls the Vesting Date on which the applicable portion of the Stock Appreciation Rights failed to vest pursuant to the "performance related vesting" provisions of
Section 3.1(b) and (ii) ending on the last day of the fiscal year preceding the fiscal year in which falls the applicable Deferred Vesting Date.

Section 1.13 - Fair Market Value

         "Fair Market Value" shall mean the fair market value of a share of Blade Common Stock, which shall be equal to, at the Board's discretion either
(i) the value determined by a reputable firm experienced in valuation of similar businesses, and selected by the Board, which firm's determination shall be final and binding on the parties hereto or (ii) the per share value determined pursuant to an Acceleration Event. Fair Market Value shall be determined as of the applicable Valuation Date.

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Section 1.14 - GAAP

         "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with prior periods.

Section 1.15 - Merger

         "Merger" shall mean a merger or consolidation of the Company or Blade with another unaffiliated entity in which the stockholders of the Company or Blade (as applicable) receive cash, securities and/or other marketable property in exchange for their Company Common Stock or Blade Common Stock.

Section 1.16 - Parent Corporation

         "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.17 - Payment Date(s)

         "Payment Date(s)" shall mean the date (or dates) on which the Executive is entitled to receive payments with respect to the Stock Appreciation Rights, in accordance with the provisions of Section 2.3(b).

Section 1.18 - Permitted Transfer

         "Permitted Transfer" shall mean the Transfer of Stock Appreciation Rights by will or intestate succession to the Executive's executors, administrators, testamentary trustees legatees or beneficiaries.

Section 1.19 - Sale

         "Sale" shall mean a sale to an unaffiliated entity of all or substantially all of the assets of the Company or of Blade.

Section 1.20 - Stock Appreciation Rights

         "Stock Appreciation Rights" shall mean the rights granted under this Agreement to receive the payments set forth in Section 2.3, hereof, calculated with respect to each Stock Appreciation Right based on the appreciation in value of one two-hundredth (1/200th) of a share of Blade Common Stock over the Base Value, subject to the limitations and conditions provided in this Stock Appreciation Right Agreement.

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Section 1.21 - Subsidiary

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each such corporation, other than the last corporation in the unbroken chain, then owns 50% or more of the total combined voting power in one of the other corporations in such chain.

Section 1.22 - Target Cash Flow

         "Target Cash Flow" shall mean, for each of the five fiscal years identified on Exhibit A hereto, the amount specified for such year on such Exhibit; provided, however, that in the case of divestiture or acquisition of a business unit by the Company or any of its Subsidiaries, the Board shall determine in good faith an appropriate and equitable adjustment to Target Cash Flow for the fiscal year in which such event occurs and each subsequent fiscal year, in the case of a divestiture to reduce Target Cash Flow by the estimated contribution, if any, that would have been made thereto by the divested unit during the remainder of such periods, and in the case of an acquisition to increase Target Cash Flow by the estimated contribution, if any, to be made thereto by the acquired unit. In the event of such an adjustment, the Board shall notify the Executive thereof; and any such adjustment made by the Board in good faith shall be final and binding upon the parties.

Section 1.23 - Termination of Employment

         "Termination of Employment" shall mean the time when, for any reason, there ceases to be an employee-employer relationship between the Executive, on the one hand, and the Company, a Parent Corporation and/or one or more Subsidiaries of the Company, on the other hand, including, without limitation, by reason of resignation, discharge (with or without cause), termination, death, disability or retirement. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not limited to, all questions of whether a particular leave of absence constitutes a Termination of Employment.

Section 1.24 - Thiokol Option

         "Thiokol Option" shall mean the right granted to Thiokol Holding Company to purchase Blade Common Stock from Carlyle-Blade Acquisition Partnership, L.P., pursuant to the Shareholders Agreement dated December 13, 1995.

Section 1.25 - Transfer

         "Transfer" when used in reference to the Stock Appreciation Rights shall mean any sale, encumbrance, pledge, gift, assignment, alienation or other form of disposition or transfer of the Stock Appreciation Rights, or any portion thereof, or of

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any legal, beneficial or equitable interest therein or part thereof, whether voluntary or involuntary or by operation of law. The terms "Transferred," "Transferring" and the like shall have similar meanings.

Section 1.26 - Unvested Percentage

         "Unvested Percentage" shall mean that percentage of the Stock Appreciation Rights that has not become "vested" pursuant to Section 3.1 or
Section 4.1 hereof.

Section 1.27 - Valuation Date

         "Valuation Date" shall mean the date as of which Appreciated Value is determined, as set forth in Section 2.3.

Section 1.28 - Vested Percentage

         "Vested Percentage" shall mean that percentage of the Stock Appreciation Rights that has become vested pursuant to Section 3.1 or Section
4.1 hereof.

Section 1.29 - Vesting Date

         "Vesting Date" shall mean a date on which a portion of the Stock Appreciation Rights may become "Vested" pursuant to Section 3.1 hereof.

                                   ARTICLE II

                       GRANT OF STOCK APPRECIATION RIGHT

Section 2.1 - Grant of Stock Appreciation Right

         In consideration of the Executive's promises set forth in Section 2.2, and for other good and valuable consideration, on the date hereof the Company grants to the Executive, subject to the terms and conditions set forth in this Agreement, 5,000 Stock Appreciation Rights, each with respect to one two-hundredth (1/200th) of a share of Blade Common Stock.

Section 2.2 - Consideration to the Company

         In consideration of the granting of the Stock Appreciation Rights, the Executive agrees to render faithful and efficient services to the Company or a Parent Corporation or a Subsidiary of the Company, with such duties and responsibilities as such employer shall from time to time prescribe. Nothing in this Agreement shall confer upon the Executive any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with any rights of the Company, any Parent Corporation or any Subsidiary of the Company to discharge the Executive. The Executive also agrees that he shall not assert that any event occurring prior to the date of execution

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thereof (including, without limitation, the termination of the Company's 1993,
1994 and 1995 Long-Term Incentive plans and its Restructuring Cash Incentive
Plan) constitutes "Good Reason" as defined in the Employment Agreement dated as of October 4, 1995 to which Executive, the Company and Pechiney are parties.

Section 2.3 - Determination and Method of Payment

         (a)(i) Subject to the provisions of Section 3.1(e), the Stock Appreciation Rights shall entitle the Executive to receive payment, on the applicable Payment Date(s) set forth below, of an aggregate amount (the "Aggregate Payment Amount") equal to the product of

                (A) the number of Stock Appreciation Rights granted pursuant to
                    Section 2.1,

                (B) the Vested Percentage, and

                (C) the Appreciated Value.

         (ii) For purposes of determining Appreciated Value, the Valuation Date shall be the earliest of

                (A) March 31, 2001,

                (B) the date on which an Acceleration Event occurs, and

                (C) a date selected by the Board in its discretion that is not more than twelve months prior to, or more than six months subsequent to the date of the Executive's first Termination of Employment which precedes the earlier of the dates described in (A) and (B) above (it being understood that the Company does not intend to conduct a valuation of the Blade Common Stock more frequently than once per fiscal year).

         (b) The Aggregate Payment Amount shall be paid in cash, at the election of the Company, either:

         (i) in a lump sum on a date selected by the Board in its discretion than is no more that sixty (60) days subsequent to the earlier of the dates described in subsections(a)(ii)(A) and (B) above or

         (ii) in three equal installments, the first such installment to be paid on a date (the "Initial Installment Date") selected by the Board in its discretion that is no more than sixty (60) days subsequent to the earlier of the dates described in subsections (a)(ii)(A) and (B) above, and the remaining two installments (the "Deferred Installments")

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         to be paid on the first and second anniversaries of the Initial
         Installment Date, respectively. Each Deferred Installment shall be paid together with interest thereon, at the Applicable Federal Rate for short term obligations (as set forth in Section 1274(d) of the Code or the Treasury Regulations promulgated thereunder), calculated from the Initial Installment Date to the date such Deferred Installment is actually paid.

         (c) Notwithstanding anything to the contrary in the foregoing, the Company's obligation to make any payment provided for in Section 2.3(b) shall be suspended if:

                  (i) Such payment would render the Company unable to meet its obligations in the ordinary course of business;

                  (ii) The Company is prohibited by applicable law from making such payment; or

                  (iii) Such payment would constitute an unwaived breach of, or default or event of default under, or is otherwise prohibited by, the terms of any loan agreement or other agreement or instrument to which the Company or any of the Company's Affiliates is a party, any of such events constituting a "Payment Disability." In the event of a Payment Disability, the Company shall make such payment as soon as reasonably possible after all Payment Disabilities cease to exist. In the event that the Company suspends its payment obligations pursuant to this Section 2.3(c), the Company shall pay to the Executive an additional amount equal to interest calculated on the amount of the suspended payment at the Applicable Federal Rate for short term obligations (as set forth in Section 1274(d) of the Code or the Treasury Regulations promulgated thereunder) from the date the payment would have occurred but for the Payment Disability to (but not including) the date such payment actually occurs (provided that no interest shall be due pursuant to the foregoing to the extent that interest on account of such delay in payment has accrued on such payment pursuant to Section 2.3(b).

Section 2.4 - Certain Adjustments

         In the event that Blade Common Stock is changed into or exchanged for a different number or kind of shares of Blade or securities of another company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, then the Board shall make an appropriate and equitable adjustment in the definition of Base Value and/or Appreciated Value and/or the number of Stock Appreciation Rights to reflect such event. Any such adjustment made by the Board in good faith shall be final and binding upon the Executive, the Company and all other interested persons.

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Section 2.5 - Stock Appreciation Right Not Transferable

         No Stock Appreciation Right nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Executive or his successors in interest or shall be subject to Transfer, whether by alienation, anticipation, pledge, encumbrance, assignment or any other means, and whether such Transfer be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted Transfer thereof shall be null and void and of no effect; provided, however, that this Section 2.5 shall not prevent a Permitted Transfer upon the Executive's death (and in the event of a Permitted Transfer, payments to be made hereunder to the Executive shall thereafter be made to the Executive's personal representative or such other person as is empowered under the Executive's will or the then applicable laws of descent and distribution to enforce the Executive's rights hereunder).

                                  ARTICLE III

                                    VESTING

Section 3.1 - Vesting


         Fifty percent of the Stock Appreciation Rights shall be subject to Time Vesting and fifty percent shall be subject to Performance Vesting as follows:

     (a) Time Vesting. Provided in each case that no Termination of Employment has occurred prior to the applicable Vesting Date, fifty percent of the Stock Appreciation Rights shall become vested as follows:

                  (i) As of March 31, 1997 10% of the Stock Appreciation Rights shall become Vested,

                  (ii) As of March 31, 1998, an additional 10% of the Stock Appreciation Rights shall become vested,

                  (iii) As of March 31, 1999, an additional 10% of the Stock Appreciation Rights shall become vested,

                  (iv) As of March 31, 2000, an additional 10% of the Stock Appreciation Rights shall become vested, and

                  (v) As of March 31, 2001, an additional 10% of the Stock Appreciation Rights shall become vested.

     (b)  Performance Related Vesting.  Provided in each case that

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                  (i) no Termination of Employment has occurred prior to the applicable Vesting Date, and

                  (ii) Cash Flow for the fiscal year immediately preceding the fiscal year in which falls the applicable Vesting Date equals or exceeds Target Cash Flow for such year,

the remaining fifty percent of the Stock Appreciation Right shall become vested as follows:

                  (A) As of March 31, 1997, 10% of the Stock Appreciation Rights shall become vested,

                  (B) As of March 31, 1998, an additional 10% of the Stock Appreciation Rights shall become vested,

                  (C) As of the March 31, 1999, an additional 10% of the Stock Appreciation Rights shall become vested,

                  (D) As of March 31, 2000, an additional 10% of the Stock Appreciation Rights shall become vested, and

                  (E) As of March 31, 2001, an additional 10% of the Stock Appreciation Rights shall become vested.

         (c) Deferred Vesting. If any portion of the Stock Appreciation Rights does not become vested pursuant to the "performance related vesting" provisions of Section 3.1(b) on the scheduled Vesting Date due to the failure of Cash Flow to equal or exceed Target Cash Flow in the applicable fiscal year, then such portion of the Stock Appreciation Rights shall become vested on the next Vesting Date thereafter (the "Deferred Vesting Date") as of which Cumulative Cash Flow equals or exceeds Cumulative Target Cash Flow, provided that (i) as of the last day of the fiscal year preceding the fiscal year in which falls the Deferred Vesting Date, all material obligations of the Company and Blade (including, without limitation, satisfaction of financial covenants) under all outstanding debt agreements have been satisfied and (ii) the Executive shall not have incurred a Termination of Employment prior to such Deferred Vesting Date and provided further that the last Deferred Vesting Date shall be March 31, 2001, after which date the Unvested Percentage of the Stock Appreciation Rights as of such date shall expire. That portion of the Stock Appreciation Rights that does not become vested on the scheduled Deferred Vesting Date due to the failure of the Company or Blade to satisfy debt agreement obligations in accordance with clause (i) above shall expire and be cancelled as of such Deferred Vesting Date and shall not be subject to vesting pursuant to Section 4.1.

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         (d) Discretion of the Board. The Board may elect, in its discretion, to cause any portion of the Stock Appreciation Rights to become vested prior to the date on which it would otherwise become vested pursuant to the provisions of this Section 3.1 (and whether or not any other conditions to such vesting have been met); provided, however that the Board shall have no obligation to cause any portion of the Stock Appreciation Rights to become vested pursuant to this
Section 3.1(d)).

         (e) Effect of Termination of Employment.

                  (i) No portion of the Stock Appreciation Rights shall become vested (whether pursuant to this Section 3.1, Section 4.1, or otherwise) following a Termination of Employment, except pursuant to an exercise of the Board's discretion under Section 3.1(d) and then only in the event such Termination of Employment is due to the Executive's death or disability,

                  (ii) If a Termination of Employment has occurred other than for cause (as determined by the Board in its discretion), the Executive will retain ownership of the portion of the Stock Appreciation Rights that has become vested prior to the date of such Termination of Employment, but no payments will be made to the Executive with respect to such Stock Appreciation Rights prior to the applicable Payment Date(s) specified in Section 2.3 provided, that, except as the Board may elect otherwise in its discretion, all Stock Appreciation Rights granted to the Executive (vested and unvested) shall be forfeited and cancelled as of any date on which the Executive violates any provision of the Employment Agreement between the Executive, the Company and Pechiney dated October 4, 1995, and

                  (iii) Except as the Board may elect otherwise, in its discretion, in the event of the Executive's Termination of Employment for cause (as determined by the Board in its discretion), all Stock Appreciation Rights granted to the Executive (vested and unvested) shall be forfeited and cancelled as of the date of Termination of Employment and the Executive shall not be entitled to any payment with respect to such Stock Appreciation Rights.

                                   ARTICLE IV

                                  ACCELERATION

Section 4.1 - Acceleration Event

         (a) If an Acceleration Event shall occur, then the Stock Appreciation Rights that have not been forfeited or cancelled shall be deemed to be vested to the extent set forth in Section 4.1(b) below, notwithstanding that the Stock Appreciation Rights may not yet have become vested to such extent under Section 3.1.

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Any "accelerated vesting" pursuant to this Section 4.1 shall be effective as of the date the applicable Acceleration Event occurs; and thereafter, all further vesting (pursuant to Section 3.1 or otherwise) shall cease.

         (b) The portion of the Stock Appreciation Rights that shall be deemed to be vested pursuant to Section 4.1(a) shall be (i) the entire portion of the Stock Appreciation Rights subject to vesting pursuant to Section 3.1(a), plus
(ii) the portion of the Stock Appreciation Rights subject to vesting pursuant to
Section 3.1(b) that has not expired pursuant to Section 3.1(c), multiplied by a fraction the numerator of which is the portion of the Stock Appreciation Rights that has already become vested pursuant to the terms of Section 3.1(b) and
Section 3.1(c), and the denominator of which is the portion of the Stock Appreciation Rights that would have become vested pursuant to Section 3.1(b) and
Section 3.1(c) on or prior to the date of the Acceleration Event had all applicable performance tests been met. See the example on Exhibit B.

                                   ARTICLE V

                                 MISCELLANEOUS

Section 5.1 - Stockholder Approval

         This Agreement shall be effective upon approval by the stockholders of the Company as provided in Section 280G(b)(5)(A)(ii) of the Code and regulations thereunder.

Section 5.2 - Notices

         Any and all notices and any other communications provided for herein shall be given in writing and shall be delivered either personally, by registered or certified mail, postage prepaid, or by courier service which shall be addressed, (i) in the case of the Company to the Chief Executive Officer of the Company (with a copy to the General Counsel of the Company) at the principal office of the Company at 475 Steamboat Road, Greenwich, Connecticut, 06836,
(203) 661-4600, or such other address as the Company may supply by notice from time to time, and (ii) in the case of the Executive, to his address appearing in the records of the Company or to such other address as may be designated in writing by him. Any notice mailed as provided in this Section shall, unless provided to the contrary elsewhere in this Agreement, be deemed effective four business days after having been delivered to the U.S. Postal Service, postage prepaid, return receipt requested, two business days after been delivered to a courier service, or if earlier, when actually received.

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Section 5.3 - Invalid Provision

         The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

Section 5.4 - Modifications

         No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

Section 5.5 - Counterparts

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.6 - Assignment

         Except as otherwise provided herein, no party may assign this Agreement or any of his or its rights, interests or obligations hereunder without the prior written consent of the other parties, provided that the Company's rights and obligations hereunder may be assigned to any Parent Corporation or Subsidiary or to any successor pursuant to a merger, consolidation or similar event. Subject to the foregoing, this Agreement and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon, the successors and assigns of the parties.

Section 5.7 - Administration

         The Board shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent herewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Executive, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Stock Appreciation Rights.

Section 5.8 - Withholding

         The Executive acknowledges that the Company, a Parent Corporation or a Subsidiary may have an obligation to withhold a portion of the amounts otherwise payable to the Executive hereunder pursuant to federal, state and local income tax laws and regulations, and the Company, any Parent Corporation and any such Subsidiary are hereby authorized to withhold any such required amount.

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Section 5.9 - Titles

         Titles are provided herein for convenience only and are not to serve an a basis for interpretation or construction of this Agreement.

Section 5.10 - Law Governing

         The laws of the State of New York shall govern the interpretation, validity and performance of the terms hereof, regardless of the law that might be applied under principles of conflicts of law.

Section 5.11 - Entire Agreement

         This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein.

Section 5.12 - No Rights as Stockholder

         The parties acknowledge and agree that the provisions of this Agreement shall not be construed as conferring upon the Executive any rights or privileges of a stockholder of the Company, any Parent Corporation or any Subsidiary, the rights and privileges of the Executive being limited to those expressly set forth in this Agreement.

Section 5.13 - Effect of Plan Upon Other Compensation Plans

         (a) The implementation of this Stock Appreciation Right Agreement shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Agreement shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (i) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary or (ii) to grant or assume options or stock appreciation rights otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or stock appreciation rights in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

         (b) Grants of Stock Appreciation Rights and any payments with respect thereto shall not constitute "compensation" for purposes of any pension, welfare or other benefit plan or policy of the Company unless provided for therein.

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Section 5.14 - Arbitration

         Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement and the Stock Appreciation Rights shall be finally determined and settled by arbitration in the city of New York in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                            HOWMET CORPORATION

                                            By /s/ D.L. Squier
                                               ------------------------------
                                                     President

Sign: /s/ Mark Lasker
      --------------------
Print Name Here:  Mark Lasker

8 Ave. Des Ternes
- --------------------------
Address

Paris  France     75017
- --------------------------
City     State    Zip Code

         ###-##-####
- --------------------------
Executive's Taxpayer Identification Number

                                                                       Exhibit A

                                TARGET CASH FLOW

                                   ($ Millions)
               Fiscal Year       Target Cash Flow
               -----------       ----------------
               1996*                      22.3
               1997                       35.3
               1998                       41.3
               1999                       47.6
               2000                       54.4

- ---------------
* For purposes of this Agreement, fiscal year 1996 shall include the period from December 13, 1995 through December 31, 1995 and the first day of fiscal year 1996 shall be deemed to be December 13, 1995.

                                                                       Exhibit B

EXAMPLE OF ACCELERATED VESTING:

Assume: Cash Flow for 1996 and 1997 exceed Cash Flow Targets for those years and Cash Flow for 1998 is less than Target Cash Flow for 1998. Acceleration Event occurs on June 1, 1999.

As of May 31, 1999, 50% of SARs vested: 30% pursuant to Time Vesting and 20% pursuant to Performance Vesting.

Accelerated Vesting:       Pursuant to Section 4.1(b)(i), all of the 20% of the
                           SARs remaining subject to Time Vesting becomes vested upon June 1, 1999.

                           Pursuant to Section 4.1(b)(ii), two thirds of the 30% of the SARs remaining subject to Performance Vesting becomes vested upon June 1, 1999 as follows:

Unexpired Performance
that have vested                    Performance Vesting SARs
- ------------------------------      ------------------------
Vesting SARs               X        Performance Vesting SARs that
would have                          vested if all
targets met
         =        30%      X        20%
                                 ---------
                                    30%
         =        20%.


           As of June 1, 1999, 50% + 20% + 20% = 90% of SARs vested.